Exhibit 99.1

 STARTEK to Acquire ACCENT Marketing Services for $16.0 Million

Transaction Provides Client Diversification and Enhances Customer Engagement Services

GREENWOOD VILLAGE, CO - May 11, 2015 - StarTek, Inc. ("STARTEK") (NYSE: SRT), a provider of business process outsourcing services, has entered into a definitive agreement with MDC Partners to acquire Accent Marketing Services, L.L.C. ("ACCENT").

ACCENT is a business process outsourcing company providing contact center services and customer engagement solutions across six locations in the U.S. and Jamaica. ACCENT’s data-driven approach helps brands maximize their engagement with consumers and enables brands to influence behavior, all while generating a better return on investment across all customer touch points, including phone, online and social media channels. ACCENT has 18 clients from several industries, including telecom, technology, retail, financial services and consumer products. Combined with ACCENT’s 2,300 employees, STARTEK will have more than 50 clients and over 14,000 employees operating in five countries.

"The purchase of ACCENT builds upon our strategic plan to diversify our client base and enhance our customer engagement solutions," said Chad Carlson, President and CEO of STARTEK. "In addition to a strong list of marquee clients, this transaction provides us with talented personnel that can bring value to a client’s customer lifecycle via omni-channel offerings. ACCENT’s Customer Engagement Agency model complements and further enhances the analytic capabilities we gained through our acquisition of Ideal Dialogue in 2013. We will use the foundation of the STARTEK Advantage System, including our newly completed IT Platform, to quickly integrate ACCENT and build value for our clients and shareholders."

ACCENT's current annual revenue run rate is approximately $67.0 million. STARTEK management expects the majority of the integration to be completed prior to year end 2015, and that post-integration the company will be accretive to earnings and reflect a purchase price of approximately 3.5x EBITDA.

The transaction is expected to close on or before May 31, 2015. STARTEK plans to finance the transaction through its new $50.0 million secured revolving credit facility with BMO Harris Bank.

For more information about ACCENT, please visit the company’s website at www.accentonline.com.

About STARTEK
STARTEK strives to be the most trusted BPO service provider delivering comprehensive contact center and customer engagement solutions. Our employees, whom we call Brand Warriors, are enabled and empowered to promote and protect our client’s brand. For over 25 years, these Brand Warriors have been committed to making a positive impact for our clients’ business results, enhancing the customer experience while reducing costs for our clients. With the latest technology in the BPO industry and our STARTEK Advantage System, our Brand Warriors instill customer loyalty through a variety of multi-channel customer interactions, including voice, chat, email and IVR. Our service offerings include sales support, order processing, customer care and receivables management and customer analytics. For more information, please visit www.STARTEK.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility. In addition, factors related to our acquisition of ACCENT that may cause actual results to differ include our ability to successfully close the transaction as expected, our ability to integrate the organizations to recognize expected financial benefits and synergies and our ability to retain employees and customers of the acquired business. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect STARTEK's business, financial condition and results of operation.

Company Contact
Rosemary Hanratty
Vice President of Marketing
303-262-4144
Rosemary.Hanratty@STARTEK.com

Investor Relations
Liolios Group, Inc.
Cody Slach or Sean Mansouri
949-574-3860
Investor@STARTEK.com